                                                               EXHIBIT 10.3(14)




                             A. H. BELO CORPORATION

                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
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                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


                 A. H. Belo Corporation, a Delaware corporation, adopts this employee savings and investment plan effective October 1, 1989. The Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code section 401(k). The Company and Fidelity Management Trust Company have entered into a trust agreement that provides for the investment and reinvestment of the assets of the Plan.

                 Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.





                                      (i)

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Article 1                 Definitions                                                                                   1

Article 2                 Participation                                                                                 8

Article 3                 Contributions                                                                                10

Article 4                 Allocations to Participants' Accounts                                                        13

Article 5                 Vesting                                                                                      15

Article 6                 Distributions to Participants                                                                16

Article 7                 Distributions to Beneficiaries                                                               21

Article 8                 Provisions Regarding Company Stock                                                           23

Article 9                 Administration of the Plan and Trust Agreement                                               26

Article 10                Limitations on Contributions and Allocations to Participants'
                          Accounts                                                                                     31

Article 11                Restrictions on Distributions to Participants and Beneficiaries                              43

Article 12                Top-Heavy Provisions                                                                         46

Article 13                Adoption of Plan by Controlled Group Members                                                 52

Article 14                Amendment of the Plan                                                                        53

Article 15                Termination, Partial Termination and Complete Discontinuance of
                          Contributions                                                                                54

Article 16                Miscellaneous                                                                                56

Appendix A                Participating Employers                                                                      59





                                      (ii)

                                   ARTICLE 1

                                  DEFINITIONS


              1.1 "Account" means the records, including subaccounts, maintained by the Committee in the manner provided in Article 4 to determine the interest of each Participant in the assets of the Plan and may refer to either or both of the Participant's Deferral Contribution Account and his Matching Contribution Account.

              1.2 "Beneficiary" means the one or more persons or entities entitled to receive distribution of a Participant's interest in the Plan in the event of his death as provided in Article 7.

              1.3 "Board of Directors" or "Board" means the Board of Directors of the Company.

              1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              1.5 "Committee" or "Administrative Committee" means the Committee appointed under Article 9.

              1.6 "Company" means A. H. Belo Corporation, a Delaware corporation.

              1.7 "Company Stock" means the Series A Common Stock, par value $1.67 per share, of the Company.

              1.8 "Compensation" means the earnings paid to an Employee by the Participating Employers which are subject to reporting on Internal Revenue Service Form W-2, excluding, however, any earnings paid to the Employee in a form other than cash. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 limit set forth in the preceding sentence, an Employee's Compensation includes the Compensation of his spouse and any lineal descendants who are under age 19 at the end of the Plan Year if the Employee is a Highly Compensated Employee (as defined in Section 10.2(m)) who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder.

              1.9 "Controlled Group" means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

              1.10 "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.

              1.11 "Deferral Contribution" means the amount of a Participant's Compensation that he elects to have contributed to the Plan by the Participating Employers rather than paid to him directly in cash.

              1.12 "Deferral Contribution Account" means the Account established for each Participant, the balance of which is attributable to the Participant's Deferral Contributions and earnings and losses of the Trust Fund with respect to such contributions.

              1.13      "Effective Date" means the first day of October, 1989.

              1.14 "Employee" means any person who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) "a leased employee" of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).

              1.15 "Entry Date" means January 1, April 1, July 1 and October 1 of each Plan Year.

              1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              1.17 "Hour of Service" means each hour credited in accordance with the following rules:

                        (a) Credit for Services Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.

                        (b) Credit for Periods in Which No Services Are Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service will be credited under this subsection (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan
Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection (b), an Employee will be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee will not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

                        (c) Credit for Back Pay. An Employee will be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour will not be credited under both subsection (a) or (b), as the case may be, and this subsection (c), and

Hours of Service credited under this subsection (c) with respect to periods described in subsection (b) will be subject to the limitations and provisions under subsection (b).

                        (d) Credit for Certain Absences. If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (d) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (d) and the number of days for which there was such an absence.

                        (e) Manner of Counting Hours. No hour will be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service will be credited on the basis of 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semi-monthly, or 190 Hours of Service monthly, if the Employee's compensation is determined on a daily, weekly, semi-monthly or monthly basis, respectively, for each period in which the Employee would be credited with at least one Hour of Service under this section. Except as otherwise provided in subsection (d), Hours of Service will be credited to eligibility and vesting computation periods in accordance with the provisions of 29 C.F.R. Section 2530.200b-2, which provisions are incorporated in this Plan by reference.

              1.18 "Matching Contribution Account" means the Account established for each Participant, the balance of which is attributable to Participating Employer matching contributions made pursuant to
Article 3, forfeitures and earnings and losses of the Trust Fund with respect to such contributions and forfeitures.

              1.19 "Net Profits" means the amount of a Participating Employer's current and accumulated earnings as determined under accounting principles adopted by the Participating Employer and consistently applied, without regard to whether the Participating Employer has current or accumulated earnings and profits for federal income tax purposes, and determined before the deduction of federal or state income taxes and contributions to the Plan.

              1.20 "One Year Break in Service" means a period of at least 12 consecutive months in which an Employee is absent from service. A One Year Break in Service Year will begin on the Employee's termination date (as defined in Section 1.30) and will end on the day on which the Employee again performs an Hour of Service for a Controlled Group Member.

                        If an Employee who is absent from work with a Controlled Group Member because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) caring for such child immediately following such birth or placement, will be absent for such reason beyond the first anniversary of the first date of his absence, his period of absence, solely for purposes of preventing a One Year Break in Service, will commence on the second anniversary of the first day of his absence from work. The period of absence from work between the first and second anniversaries of the first date of his absence from work will not be taken into account in determining whether the Employee has completed a Year of Service. The provisions of this paragraph will not apply to an Employee unless the Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish (i) that the absence from work is for one of the reasons specified in this paragraph and (ii) the number of days for which there was such an absence.

              1.21 "Participant" means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan.

              1.22 "Participating Employer" means each Controlled Group Member set forth on Appendix A and any other Controlled

Group Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors.

              1.23 "Plan" means the employee savings and investment plan set forth herein, as amended from time to time.

              1.24 "Plan Year" means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on December 31 and ending on December 30.

              1.25 "Qualified Plan" means an employee benefit plan that is qualified under Code section 401(a).

              1.26 "Trust Agreement" means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

              1.27 "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

              1.28 "Trustee" means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee, and any duly appointed successor.

              1.29 "Valuation Date" means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The regular Valuation Date will be the last day of each Plan Year. However, if the Committee determines that the fair market value of any asset comprising the Trust Fund has changed substantially since the previous Valuation Date, or if the Committee determines it to be in the best interests of the Plan and the Participants to value any asset of the Trust Fund at a time other than the regular Valuation Date, the Committee may fix, in a uniform and nondiscriminatory manner, one or more interim Valuation Dates.

              1.30 "Year of Service" means each period of 365 days (determined by aggregating periods of service that are not consecutive) beginning on the date an Employee is first credited with an Hour of Service (or is again credited with an Hour of Service following his reemployment) and ending on the earlier of (i) the date on which the Employee quits, retires, is discharged or dies or (ii) the first anniversary of the date on which the Employee is absent from service with a Controlled Group Member for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff (the earlier of such dates is hereafter referred to as the Employee's "termination date"). An Employee's period of service for purposes of determining a Year of Service will include each period in which the Employee is absent from service for less than 12 months (measured from the Employee's termination date) and any periods during which he is in the service of the armed forces of the United States and his reemployment rights are guaranteed by law, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed.

                                   ARTICLE 2

                                 PARTICIPATION


              2.1 Eligibility to Participate. Each Employee who had both attained age 21 and completed a Year of Service before the Effective Date, or who participated in the Company's Employee Stock Purchase Plan immediately before the Effective Date, will be a Participant as of the first payroll period beginning on or after the Effective Date, if he is then employed by a Participating Employer. Each Employee who is not a Participant as of the Effective Date will become a Participant as of the first payroll period beginning on or after the first Entry Date following the date he has both attained age 21 and completed a Year of Service, if he is then employed by a Participating Employer.

              2.2       Exclusions from Participation.

                        (a) Ineligible Employees. An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees; (ii) he is represented by a bargaining representative but is not covered by a collective bargaining agreement, unless the Company and the bargaining representative agree in writing that the Employee will be eligible to participate in the Plan; (iii) he is classified as a part-time Employee in accordance with standard personnel practices of his Participating Employer and did not participate in the Company's Employee Stock Purchase Plan immediately before the Effective Date; (iv) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (v) he is a leased employee required to be treated as an Employee under Code section 414(n); (vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as a Participating Employer by the Board; or (vii) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States.

                        (b) Exclusion after Participation. A Participant who becomes ineligible under subsection (a) may not elect to have Deferral Contributions made or continued to the Plan.

                        (c) Participation after Exclusion. An Employee or Participant who is excluded from active participation will be eligible to participate in the Plan on the first day he is no longer described in subsection (a) and is credited with one or more Hours of Service by a Participating Employer, provided that he has otherwise met the requirements of
Section 2.1. This subsection will apply to an Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Employee on military leave, during the period in which reemployment rights are guaranteed by law.

              2.3 Reemployment Provisions. All Hours of Service are counted in determining eligibility to participate, except as otherwise provided in this Section.

                        (a) Termination of Employment before Participation. If an Employee terminates employment before becoming a Participant and is reemployed by a Controlled Group Member before incurring five consecutive One Year Breaks in Service, he will become a Participant on the later of the Entry Date initially determined under Section 2.1 or the date he is credited with one or more Hours of Service by a Participating Employer after reemployment; but if he is reemployed by a Controlled Group Member after incurring five consecutive One Year Breaks in Service he will be treated as a new Employee for purposes of the Plan and his Hours of Service completed before his reemployment will be disregarded in determining when he will become a Participant.

                        (b) Termination of Employment after Participation. A Participant who terminates employment will again become an active Participant immediately upon his reemployment by a Participating Employer.

                                   ARTICLE 3

                                 CONTRIBUTIONS


              3.1       Participant Deferral Contributions.

                        (a)     Amount of Deferral Contributions.  A
Participant may elect, in accordance with procedures established by the Committee from time to time, to have Deferral Contributions made to the Plan by the Participating Employers, provided the amount of a Participant's Deferral Contributions for any Plan Year will not be less than 2% nor more than 10% of his Compensation for the Plan Year.

                        (b) Modification and Suspension of Deferral Contributions. A Participant may increase or decrease the amount of his Deferral Contributions during the Plan Year, provided that only one such modification may be made during any six-month period. A Participant may suspend his Deferral Contributions at any time during the Plan Year, and a suspension of his Deferral Contributions will not be considered a modification for purposes of this subsection (b). A Participant who suspends his Deferral Contributions may not again authorize Deferral Contributions to the Plan for a period of six months. The Committee will adopt from time to time procedures for administering the rules contained in this subsection.

                        (c) Limitations on Deferral Contributions. The sum of a Participant's Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed $7,000 (as adjusted for cost of living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant's Deferral Contributions will also be subject to the deferral percentage limitation set forth in Section 10.6. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing $7,000 limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 10.6(d)) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed to a Participant for a Plan Year pursuant to this Section will be reduced by any excess Deferral

Contributions previously distributed to him pursuant to Section 10.6(c) for the same Plan Year.

              3.2       Participating Employer Matching Contributions.

                        (a) Amount of Matching Contributions. The Participating Employers will pay to the Trustee as a matching contribution for each Plan Year an amount equal to 30% of each Participant's Deferral Contributions, but only to the extent that the Participant's Deferral Contributions do not exceed 5% of the Participant's Compensation for the portion of the Plan Year with respect to which he has authorized Deferral Contributions. In addition, each Participating Employer may make an additional matching contribution for any Plan Year if authorized by its board of directors, but no Participating Employer will be required to make an additional matching contribution for any Plan Year. Participating Employer matching contributions may be made in cash or in shares of Company Stock or both.

                        (b) Limitation on Matching Contributions. Participating Employer matching contributions will be subject to the contribution percentage limitation set forth in Section 10.7.

              3.3 Net Profits Restriction. Deferral Contributions and Participating Employer matching contributions will be made by the Participating Employers from their Net Profits. If a Participating Employer which is a member of an affiliated group within the meaning of Code section 1504 is prevented from making its accrued contribution to the Plan by reason of having no Net Profits or because the Net Profits of the Participating Employer are less than the contribution which it has accrued, then so much of the contribution which the Participating Employer was prevented from making may be made, for the benefit of Participants who are employed by the Participating Employer, by any other Participating Employer, subject to the limitations of Code section 404(a)(3)(B) and the Treasury Regulations thereunder. If a Participating Employer does not have sufficient Net Profits to contribute the total amount of Deferral Contributions elected by its Employees for a Plan Year, and if the other Participating Employers do not make up the full balance of such contribution pursuant to the preceding sentence, then the Deferral Contributions elected for such Plan Year by the Participants employed by that Participating Employer will be reduced ratably, and no further Participating Employer matching contributions will be made to the Plan.

              3.4 Time of Payment. Deferral Contributions and Participating Employer matching contributions will be paid to the Trustee as soon as practicable following the close of each calendar month during the Plan Year.

              3.5 Investment of Contributions. Participating Employer matching contributions will be invested by the Trustee pursuant to the Trust Agreement solely in shares of Company Stock. The Deferral Contributions allocated to a Participant's Deferral Contribution Account will be invested by the Trustee in accordance with the Participant's directions in the investment funds established for such purpose pursuant to the Trust Agreement. The Committee from time to time will establish rules and procedures regarding Participant investment directions, including, without limitation, rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year and the minimum portion of a Participant's Deferral Contribution Account that may be invested in any one investment fund.

              3.6 Rollover and Transfer Contributions. Unless directed to do so by the Committee, the Trustee is not authorized to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan or from an individual retirement account or annuity described in Code section 408, or (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan.

                                   ARTICLE 4

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


              4.1 Establishment of Accounts. The Committee will establish a Deferral Contribution Account and a Matching Contribution Account for each Participant and may establish one or more subaccounts of a Participant's Accounts, if the Committee determines that subaccounts are necessary or desirable in administering the Plan.

              4.2 Allocation of Contributions and Forfeitures. Each Deferral Contribution made by a Participating Employer on behalf of a Participant will be allocated by the Committee to the Participant's Deferral Contribution Account. Each Participating Employer matching contribution made with respect to a Plan Year and all forfeitures arising during that Plan Year will be allocated by the Committee to the Matching Contribution Accounts of Participants employed by that Participating Employer in the ratio that the Deferral Contributions made on behalf of each such Participant for the Plan Year bear to the total Deferral Contributions made on behalf of all such Participants for the Plan Year, taking into account for purposes of this ratio only Deferral Contributions that do not exceed 5% of each Participant's Compensation.

              4.3 Limitation on Allocations. Article 10 sets forth certain rules under Code sections 401(k), 401(m) and 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant's Accounts for a Plan Year.

              4.4       Allocation of Trust Fund Income and Loss.

                        (a) Accounting Records. The Committee, through its accounting records, will clearly segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

                        (b) Method of Allocation. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the Trust Fund attributable to each Account determined by the Committee as of each Valuation Date in a uniform and nondiscriminatory manner, based upon the ratio that each Account balance as of the previous Valuation

Date bears to all Account balances after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. The share of net income or net loss to be credited to, or deducted from, any subaccount will be an allocable portion of the net income or net loss credited to or deducted from the Account under which the subaccount is established.

              4.5 Valuation of Trust Fund. The fair market value of the total net assets comprising the Trust Fund will be determined by the Trustee as of each Valuation Date.

              4.6 No Guarantee. The Participating Employers, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

              4.7 Annual Statement of Accounts. The Committee will furnish each Participant and each Beneficiary of a deceased Participant, at least annually, a statement showing (i) the value of his Accounts at the end of the Plan Year, (ii) the allocations to and distributions from his Accounts during the Plan Year, and (iii) his vested and nonforfeitable interest in his Accounts at the end of the Plan Year. No statement will be provided to a Participant or Beneficiary after the Participant's entire vested and nonforfeitable interest in his Accounts has been distributed.

                                   ARTICLE 5

                                    VESTING


              5.1 Determination of Vested Interest. Except as provided in Section 5.2, the interest of each Participant in his Deferral Contribution Account and his Matching Contribution Account will be 100% vested and nonforfeitable at all times.

              5.2 Unclaimed Distribution. If the Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Committee or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from Participating Employer contributions made to the Plan for this purpose.

              5.3 Application of Forfeited Amounts. The amount of a Participant's Accounts which is forfeited pursuant to Section 5.2 will be applied to reduce Participating Employer contributions pursuant to Article 3.

                                   ARTICLE 6

                         DISTRIBUTIONS TO PARTICIPANTS


              6.1       Basic Rules Governing Distributions.

                        (a) Timing of Distributions. Except as set forth in Sections 6.2 and 6.3, distribution of a Participant's vested Account balances will be made as soon as practicable after the Valuation Date coinciding with or immediately following the Participant's termination of employment. If a loan is outstanding from the Trust Fund to the Participant on the date his vested Account balances become distributable, the amount distributed to the Participant will be reduced by any security interest in his Accounts held by the Plan by reason of the loan.

                        (b) Form of Distributions. Distributions will be made in a single lump sum payment. Shares of Company Stock allocated to a Participant's Accounts will be distributed in the form of whole shares plus cash for any fractional share, unless the Participant elects to receive the cash value of such shares.

                        (c) Participant's Consent to Certain Payments. If the amount of a Participant's vested Account balances exceeds $3,500, the Committee will not distribute the Participant's vested Account balances to him prior to his attainment of age 62 unless he consents to the distribution. The foregoing provision will not apply to any distributions required under Sections
10.6 and 10.7.

              6.2 Withdrawals after Age 59-1/2. A Participant who has not terminated employment may request a distribution from his Accounts if he has reached age 59-1/2. A Participant who is a director, officer or principal stockholder of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 may exercise the foregoing withdrawal right only in accordance with rules and procedures established from time to time by the Committee. All other Participants may exercise their withdrawal rights at any time or times during the Plan Year.

              6.3       Hardship Distributions.

                        (a) General Rule. A Participant who has not terminated employment may request a distribution from the vested portion of his Accounts in the event of his hardship. A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section.

                        (b) Deemed Financial Need. For purposes of this Section, a distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for (i) the payment of medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code section 152); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) the payment of funeral expenses of a family member.

                        (c) Reasonable Reliance Test. A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if all three of the following requirements are satisfied: (i) the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (taking into account the taxable nature of the distribution); (ii) the Participant represents in writing, on forms provided by the Committee, that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of Deferral Contributions under the Plan, or by distributions other than hardship distributions or nontaxable (at the time of the loan) loans from the Plan and any other plans maintained by any Controlled Group Member or any other entity by which the Participant is employed, or by borrowing from commercial sources on reasonable commercial terms; and (iii) the Committee determines that it can reasonably rely on the Participant's written representation.

                        (d) Limitation for Loans. No distribution under this Section will be made in an amount that is greater than the excess of the Participant's vested interest in his Accounts over the aggregate amount of outstanding loans, plus accrued interest, secured by the Participant's Accounts.

                        (e) Source of Hardship Distributions. The cumulative amount distributed to a Participant on account of hardship will not exceed the amount of his Deferral Contributions that have not been previously withdrawn (but not the income allocable to his Deferral Contributions).

              6.4 Distribution Procedures. Distributions pursuant to Sections 6.2 and 6.3 will be made as soon as practicable following the Committee's approval of the Participant's written request for withdrawal and will be made in the form described in Section 6.1(b). Distributions pursuant to Section 6.2 will be made first from the vested portion of the Participant's Matching Contribution Account and next from his Deferral Contribution Account.

              6.5       Loans to Participants.

                        (a) Effective Date. The provisions of this Section will be effective as of a date determined by the Committee in its discretion and communicated to Participants.

                        (b) General Provisions. A Participant may, subject to the provisions of this Section, borrow from the vested interest in his Accounts. All such loans will be subject to the requirements of this Section and such other rules as the Committee may from time to time prescribe, including without limitation any rules restricting the purposes for which loans will be approved. The Committee will have complete discretion as to approval of a loan hereunder and as to the terms thereof, provided that its decisions will be made on a uniform and nondiscriminatory basis and in accordance with this Section. If the Committee approves a loan, the Committee will direct the Trustee to make the loan and will advise the Participant and the Trustee of the terms and conditions of the loan. Nothing in this Section will require the Committee to make loans available to Participants.

                        (c) Terms and Conditions. Loans to Participants will be made according to the following terms and conditions and such additional terms and conditions as the Committee may from time to time establish: (i) no loan will be for a term of longer than five years unless the loan proceeds are used to acquire a dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant; (ii) all loans will become due and payable in full upon termination (by death or otherwise) of the Participant's employment with the Controlled Group and upon the occurrence of such other events as the Committee may from time to time specify; (iii) all loans will bear a reasonable rate of interest as determined by the Committee from time to time; (iv) all loans will be made only upon receipt of adequate security (the minimum security for a loan will be the Participant's vested interest in the Trust Fund in an amount that equals the principal amount of the loan); (v) payments of principal and interest will be made through payroll deductions sufficient to provide for substantially level amortization of principal and interest with payments not less frequently than quarterly, which will be irrevocably authorized by the Participant in writing on a form provided by the Committee at the time the loan is made; (vi) the amount of any indebtedness (including accrued and unpaid interest) under any loan will be deducted from a Participant's interest in the Trust Fund if and only if such indebtedness or any installment thereof is not paid when due (including amounts due by acceleration) unless the Committee determines that there is adequate security for such loan other than the Participant's interest in the Trust Fund; (vii) no more than one outstanding loan will be permitted with respect to a Participant at any time, except that a Participant may have a home loan and a loan which is not a home loan outstanding at the same time; and
(viii) all loans will be evidenced by a note containing such additional terms and conditions as the Committee will determine.

                        (d) Maximum Amount of Loans. The amount of any loan made pursuant to this Section, when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code section 72(p)(4)) of the Controlled Group, will not exceed the lesser of (i) one-half of the nonforfeitable interest in his Accounts, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all other loans from qualified employer plans of the Controlled Group to the Participant during the 1-year period ending on the date on which such loan was made, over (B) the outstanding balance of all loans from qualified employer plans of the Controlled Group to the Participant on the date on which such loan was made.

                        (e) Minimum Loan. The minimum loan permitted under this Section is $1,000. If such minimum amount exceeds the limitations of subsection (d), no loan will be made.

                        (f) Source of Loans. All loans will be made first from a Participant's Matching Contribution Account and next from his Deferral Contribution Account.

                        (g) Investment of Loan Payments. All loans will be treated as a separate investment fund of the borrowing Participant. All payments with respect to a loan will be credited to the borrowing Participant's Accounts and will be invested in the fixed income fund established pursuant to the Trust Agreement, or if none, as directed by the Committee.

              6.6 Reemployment of Participant. If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balances, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

              6.7 Valuation of Accounts. A Participant's distributable Account balances will be valued as of the Valuation Date immediately preceding the date the Accounts are to be distributed, except that there will be added to the value of his Accounts the fair market value of any amounts allocated to his Accounts under Article 4 after that Valuation Date.

              6.8 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

                                   ARTICLE 7

                         DISTRIBUTIONS TO BENEFICIARIES


              7.1 Designation of Beneficiary. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balances upon his death. The designation will be made on forms prescribed by the Committee and will be effective upon receipt by the Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Committee, but the revised designation or revocation will be effective only upon receipt by the Committee.

              7.2 Consent of Spouse Required. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a written instrument that is signed by the spouse, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a member of the Committee (other than the Participant) or by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent (other than to designate the spouse as Beneficiary), unless the spouse's consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.

              7.3 Failure to Designate Beneficiary. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant's vested Account balances upon his death will be made (i) to the Participant's spouse, if living, (ii) if his spouse is not then living, to his then living issue by right of representation, (iii) if neither his spouse nor his issue are then living, to his then living parents, and (iv) if none of the above are then living, to his estate.

              7.4 Distributions to Beneficiaries. Distribution of a Participant's vested Account balances to the Participant's Beneficiary will be made as soon as practicable after Participant's death. The Participant's vested Account balances will be distributed to the Beneficiary in a single lump sum payment and will be in the same form as provided for Participants in
Section 6.1(b). The Participant's Account balances will be valued as of the Valuation Date coinciding with or immediately preceding the date the Accounts are to be distributed to his Beneficiary, except that there will be added to the value of the Participant's Accounts the fair market value of any amounts allocated to his Accounts under Article 4 after that Valuation Date. If a loan is outstanding from the Trust Fund to the Participant on the date of his death, the amount distributed to his Beneficiary will be reduced by any security interest in the Participant's Accounts held by the Plan by reason of the loan.

              7.5 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries.

                                   ARTICLE 8

                       PROVISIONS REGARDING COMPANY STOCK


              8.1       Powers and Duties of the Committee.

                        (a) Committee as Named Fiduciary. Except as otherwise provided in this Section, the Committee will be the named fiduciary within the meaning of ERISA section 402(a)(2) for purposes of all shareholder action authorized or permitted to be taken with respect to Company Stock held in the Trust Fund. The powers and duties of the Committee as named fiduciary for this purpose will include, without limitation, the powers and duties to direct the Trustee with respect to the voting of all shares of Company Stock; to direct the Trustee to accept or reject a tender offer for shares of Company Stock; to direct the Trustee to sell shares of Company Stock under any other circumstances to any person, including the Company, provided that any sale to the Company or other "disqualified person" within the meaning of Code section 4975 or "party in interest" within the meaning of ERISA section 3(14) is made at a price which is not less than adequate consideration as defined in ERISA section 3(18) and no commission is charged with respect to the sale; and to exercise any options, warrants or other rights in connection with shares of Company Stock held in the Trust Fund. The Committee will also have the power, in its discretion, to permit each Participant and Beneficiary to direct the Trustee to take or to refrain from taking any action with respect to the shares of Company Stock allocated to his Accounts that the Committee could have directed the Trustee to take or refrain from taking. If the Committee permits Participants and Beneficiaries to direct the Trustee in connection with any matter relating to Company Stock held in the Trust Fund, each Participant and Beneficiary who furnishes instructions to the Trustee will be a named fiduciary within the meaning of ERISA section 402(a)(2) with respect to such matter, but the Committee will retain the power and duty to direct the Trustee with respect to shares of Company Stock allocated to the Accounts of Participants and Beneficiaries who fail to furnish timely instructions to the Trustee and with respect to any shares of Company Stock that have not been allocated to Participants' Accounts. The Committee will adopt from time to time whatever procedures it determines to be appropriate in order to exercise its powers and duties under this subsection (a) and may retain advisors and consultants (including, without limitation, legal counsel and financial advisors) who are independent of the Company, the Board and the

Trustee to the extent the Committee determines such independent advice to be necessary or appropriate.

                        (b) Delegation of Powers and Duties. The Committee may, in its discretion, delegate any power or duty allocated to it pursuant to subsection (a) above to another person or entity, who will act as an independent fiduciary and will exercise such power or duty to the same extent as it could have been exercised by the Committee. The persons or entities to which such powers and duties may be delegated will include, without limitation, the Board or any committee of the Board, the Trustee, any other person or entity that meets the requirements of an investment manager under ERISA section 3(38), or any other person or entity that the Committee determines in good faith has the requisite knowledge and experience concerning the matter with respect to which the delegation is made. The Committee may also remove any fiduciary to whom it has delegated any power or duty and exercise such power or duty itself or appoint a successor fiduciary. For purposes of Sections 8.2 and 8.3, the term "Committee" will also mean any fiduciary to which the Committee has delegated any power or duty pursuant to this subsection (b).

              8.2 Voting Company Stock. Unless the Committee determines otherwise pursuant to Section 8.1, voting rights with respect to shares of Company Stock held in the Trust Fund will be exercised by Participants and Beneficiaries and the procedures of this Section will apply. Before each annual or special meeting of its shareholders, the Committee will cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his Accounts on the record date of such meeting a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock allocated to his Accounts. Upon receipt of such instructions, the Trustee will vote the shares allocated to such Participant's or Beneficiary's Accounts as instructed. The Trustee will vote allocated shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries in accordance with the Committee's instructions. A Participant's or Beneficiary's right to instruct the Trustee with respect to voting shares of Company Stock will not include rights concerning the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock. These matters will be exercised by the Trustee in accordance with the Committee's instructions.

              8.3 Tender Offer for Company Stock. Unless the Committee determines otherwise pursuant to Section 8.1, the right to accept or reject a tender offer for shares of Company Stock held in the Trust Fund will be exercised by Participants and Beneficiaries and the procedures of this Section will apply. In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his Accounts in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Accounts. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender. The Committee will also advise Participants and Beneficiaries that the Committee will furnish instructions to the Trustee with respect to allocated shares for which no instructions are received from Participants and Beneficiaries and will furnish such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Committee may also provide Participants with such other material concerning the tender offer as the Committee in its discretion determines to be appropriate. The number of shares to which a Participant's instructions apply will be the total number of shares allocated to his Accounts as of the latest date for which Participant statements were prepared. The Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Accounts of the Participant or Beneficiary whose stock was tendered and will be used by the Trustee to purchase Company Stock, if available on a national securities exchange, commencing on the earlier of the following dates: (a) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (b) the thirtieth trading day after the expiration date of the tender offer, of which date the Committee will advise the Trustee. In the interim, or if Company Stock is not available for purchase, the Trustee will invest such funds in short term investments permitted under the Trust Agreement.

                                   ARTICLE 9

                 ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT


              9.1 Appointment of Committee Members. The Board will appoint an Administrative Committee consisting of at least three or more members, to hold office at the pleasure of the Board. Members of the Committee are not required to be Employees or Participants. Any member may resign by giving notice, in writing, filed with the Board.

              9.2 Officers and Employees of the Committee. The Committee will choose from its members a Chairman and a Secretary. The Secretary will keep a record of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable.

              9.3 Action of the Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.

              9.4 Expenses and Compensation. The expenses of administering the Plan, including without limitation the expenses of the Committee properly incurred in the performance of its duties under the Plan, will be paid from the Trust Fund, and all such expenses paid by the Participating Employers on behalf of the Plan will be reimbursed from the Trust Fund unless the Participating Employers in their discretion elect not to submit such expenses for reimbursement. Notwithstanding the foregoing, the members of the Committee will not be compensated by the Plan for their services as Committee members.

              9.5 General Powers and Duties of the Committee. The Committee will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee will have the powers and duties granted by the terms of the Trust Agreement. The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

              9.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and have all powers necessary to accomplish that purpose, including the following: (i) resolving all questions relating to the eligibility of Employees to become Participants, (ii) determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid, (iii) authorizing and directing all disbursements by the Trustee from the Trust Fund,
(iv) engaging any administrative, legal, medical, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement, (v) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents, (vi) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement, (vii) determining the disposition of assets in the Trust Fund in the event the Plan is terminated, (viii) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, reporting to the Board regarding such administrative performance of the Trustee, and recommending to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee, and (ix) resolving all questions of fact relating to any of the foregoing.

              9.7 Allocation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

              9.8 Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Participating Employers will supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.

              9.9 Notices, Statements and Reports. The Company will be the "administrator" of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

              9.10      Claims Procedure.

                        (a) Filing Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

                        (b) Notification by the Committee. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in subsection (c). If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

                        (c) Review Procedure. A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

              9.11 Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

              9.12 Correction of Participants' Accounts. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, a Participating Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Committee only to the Account of one or more Participants to correct such error or omission.

              9.13 Payment to Minors or Other Persons Under Legal Disability. If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person as the Committee determines is necessary to ensure that the payment will legally discharge the Plan's obligation to such person.

              9.14 Uniform Application of Rules and Policies. The Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

              9.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

              9.16 The Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

                                   ARTICLE 10

                LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS TO
                              PARTICIPANTS' ACCOUNTS


             10.1 Priority over Other Contribution and Allocation Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Articles 3 and 4.

             10.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                        (a) "Annual Addition" means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:

                             (i)     the amount of Controlled Group Member
contributions with respect to the Limitation Year allocated to the Participant's account;

                            (ii)     the amount of any forfeitures for the
Limitation Year allocated to the Participant's account;

                           (iii)     the amount, if any, carried forward
pursuant to Section 10.4 or a similar provision in another Qualified Plan and allocated to the Participant's account;

                            (iv)     the amount of a Participant's voluntary
nondeductible contributions for the Limitation Year, provided, however, that the Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all of the Participant's nondeductible voluntary contributions as part of the Annual Addition;

                             (v)     the amount allocated after March 31, 1984
to an individual medical benefit account (as defined in Code section 415(1)(2)) which is part of a Defined Benefit Plan or an annuity plan; and

                            (vi)     the amount derived from contributions paid
or accrued after December 31, 1985 in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a Welfare Benefit Fund. A Participant's Annual Addition will not include any nonvested amounts restored to his account following his reemployment before incurring five consecutive One Year Breaks in Service, and a corrective allocation pursuant to Section 9.12 will be considered an Annual Addition for the Limitation Year to which it relates.

                        (b) "Average Contribution Percentage" means the average of the Contribution Percentages of each Participant in a group of Participants.

                        (c) "Average Deferral Percentage" means the average of the Deferral Percentages of each Participant in a group of Participants.

                        (d) "Contribution Percentage" means the ratio (expressed as a percentage) determined by dividing the Matching Contributions made to the Plan on behalf of a Participant who is eligible to receive an allocation of Matching Contributions for a Plan Year (but only to the extent such Matching Contributions are not taken into account in determining the Participant's Deferral Percentage for the Plan Year) by the Participant's Compensation for the Plan Year. A Participant is eligible to receive an allocation of Matching Contributions for purposes of determining his Contribution Percentage even though no Matching Contributions are made to the Plan on his behalf because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through 10.5 of the Plan.

                        (e) "Deferral Percentage" means the ratio (expressed as a percentage) determined by dividing the Deferral Contributions made to the Plan on behalf of a Participant who is eligible to make Deferral Contributions for all or any portion of a Plan Year by the Participant's Compensation for the Plan Year. In addition, if the Matching Contributions to the Plan for any Plan Year satisfy the requirements of Code section 401(k)(2)(B) and (C), a Participant's Deferral Percentage will be determined by aggregating the Deferral Contributions and the Matching Contributions made to the Plan on his behalf for such Plan Year, unless such aggregation is prohibited in regulations prescribed by the Secretary of the Treasury. A Participant is eligible to make Deferral Contributions for purposes of determining his Deferral Percentage even though he does not make Deferral Contributions because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through 10.5 of the Plan.

                        (f) "Defined Benefit Dollar Limitation" means for any Limitation Year, $90,000 or such amount as determined by the Commissioner of Internal Revenue under Code section 415(d)(1) as of the January 1 falling within such Limitation Year.

                        (g) "Defined Benefit Fraction" means a fraction, the numerator of which is the Projected Annual Benefit of a Participant under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) 140% of the Participant's average Includable Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or
(ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Participant was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Participant's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit of the end of the last Limitation Year beginning January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

                        (h) "Defined Benefit Plan" means a Qualified Plan other than a Defined Contribution Plan.

                        (i) "Defined Contribution Dollar Limitation" means for any Limitation Year, $30,000 or, if greater, 25% of the Defined Benefit Dollar Limitation for the same Limitation Year. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentences multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

                        (j) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Participant was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year) (i) the Defined Contribution Dollar Limitation (determined for this purpose without regard to the provisions of Code section 415(c)(6)) effective for the Limitation Year multiplied by 125%, or (ii) 35% of the Participant's Includable Compensation for such Limitation Year.

                        (k) "Defined Contribution Plan" means a Qualified Plan described in Code section 414(i).

                        (l) "Family Member" means, with respect to an Employee, the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                        (m) "Highly Compensated Employee" means any Employee who performs services for a Controlled Group Member during the determination year (as hereinafter defined) and who during the look-back year (as hereinafter defined): (i) received Compensation from a Controlled Group Member in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from a Controlled Group Member in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of a Controlled Group Member and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) an Employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Controlled Group during the determination year; and (ii) an Employee who is a 5-percent owner at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (ii) above during either a determination year or look-back year, the officer with the highest Compensation for such year will be treated as a Highly Compensated Employee. For purposes of this subsection, the determination year is the Plan Year, and the look-back year is the twelve-month period immediately preceding the determination year. A Highly Compensated Employee also includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for a Controlled Group Member during the determination year, and was a Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. All determinations under this definition will be made in accordance with Code section 414(q) and the Treasury Regulations thereunder.

                        (n) "Includable Compensation" means an Employee's total wages from the Controlled Group as determined for purposes of Internal Revenue Service Form W-2, excluding, however: (i) moving expense reimbursements that are deductible by the Employee under Code section 217, (ii) contributions of Controlled Group Members to a simplified employee pension plan to the extent such contributions are deductible by the Employee and contributions of Controlled Group Members to any other plan of deferred compensation that are not includable in the Employee's gross income, (iii) distributions to the Employee from any plan of deferred compensation other than an unfunded, nonqualified plan of deferred compensation, (iv) amounts realized from the exercise of a nonqualified stock option, (v) amounts realized under Code section 83 with respect to restricted property that becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (vi) amounts realized from the disposition of stock acquired under a qualified stock option within the meaning of Code section 422, and (vii) any other amounts that receive special tax benefits within the meaning of section 1.415-2(d)(2) of the Treasury Regulations. The annual Includable Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000, as that amount may be adjusted by the Secretary of the Treasury.

                        (o)     "Limitation Year" means the
12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.

                        (p) "Maximum Annual Addition" means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Participant's Includable Compensation.

                        (q) "Nonhighly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                        (r) "Projected Annual Benefit" means the annual benefit (as defined in Code section 415(b)(2)) to which a Participant would be entitled under the terms of a Defined Benefit Plan maintained by a Controlled Group Member, assuming that the Participant will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later) and that the Participant's Includable Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

                        (s) "Matching Contribution" means the Participating Employer matching contribution made to the Plan on behalf of a Participant pursuant to Article 3.

                        (t) "Welfare Benefit Fund" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

             10.3 General Allocation Limitation. The Annual Addition of a Participant for any Limitation Year will not exceed the Maximum Annual Addition. If, except for the application of this section, the Annual Addition of a Participant for any Limitation Year would exceed the Maximum Annual Addition, the excess Annual Addition attributable to this Plan will not be allocated to the Participant's Account for the Plan Year included in such Limitation Year, but will be subject to the provisions of Section 10.4. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Controlled Group Members.

             10.4       Excess Allocations.

                        (a)     Participants Covered by One Defined
Contribution Plan. If the Participant is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year and the amount otherwise allocable to his Account would exceed the Maximum Annual Addition, the Participating Employer contributions and forfeitures which would cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be successively allocated in the manner described in Section 4.2 among the Accounts of eligible Participants whose Annual Additions do not exceed the Maximum Annual Addition. If, after such allocations have been made, there remain Participating Employer contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Participant to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Participating Employer contributions which result from a reasonable error in estimating the Participant's Includable Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under section 1.415-6(b)(6) of the Treasury Regulations and which cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be held in a suspense account in the Trust Fund to be carried forward and allocated in subsequent Limitation Years as provided in
Section 4.2. Such suspense account will not participate in the allocation of the net income or net loss of the Trust Fund.

                        (b) Participants Covered by Two or More Defined Contribution Plans. If, in addition to this Plan, the Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year, the following provisions will apply. The Annual Addition which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Participant under the other Defined Contribution Plans and Welfare Benefit Funds maintained by a Controlled Group Member is less than the Maximum Annual Addition and the Participating Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount to be contributed or allocated to the Participant's Account under this Plan will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in subsection (c).

                        (c) Reduction of Excess Allocations. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant's Includable Compensation for the Limitation Year. If a Participant's

Annual Addition under this Plan and the other Defined Contribution Plans and Welfare Benefit Funds maintained by Controlled Group Members would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund will be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date and
(ii) the ratio of the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Participant for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in subsection (a).

             10.5 Aggregate Benefit Limitation. If a Controlled Group Member maintains, or at any time maintained, one or more Defined Benefit Plans covering any Participant in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year will equal no more than one (1.0). The provisions of the Defined Benefit Plans will govern the order of reduction of Annual Additions or benefit accruals necessary to meet this limitation. If the provisions of the Defined Benefit Plans are silent, the current Annual Addition under this Plan will be reduced first, and then the rate of accrual under the Defined Benefit Plans will be reduced, if necessary to meet this limitation. If the Defined Contribution Plans taken into account in determining the Participant's Annual Addition under this Article satisfied the requirements of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0. For purposes of this Section, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan will be treated as being part of a separate Defined Contribution Plan.

             10.6       Limitation on Deferral Contributions.

                        (a)     Average Deferral Percentage Test.
Notwithstanding any other provision of the Plan, the Average

Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or
(ii) the lesser of (A) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Deferral Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0. The multiple use of the alternative test in clause (ii) of this subsection will be restricted as provided in regulations prescribed by the Secretary of the Treasury.

                        (b) Suspension of Deferral Contributions. If at any time during a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to subsection (c) below.

                        (c)     Reduction of Excess Deferral Contributions.
If, for any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the Deferral Percentage for each such Participant will be reduced (in the order of Deferral Percentages, beginning with the highest of such percentages) until the limitation in subsection (a) is satisfied. In order to reduce a Participant's Deferral Percentage, the Participant's excess Deferral Contributions will be distributed to him. If Matching Contributions are taken into account in determining Deferral Percentages, a Participant's Deferral Percentage will be reduced by distributing first Deferral Contributions in excess of 5% of Compensation and by distributing next the remaining Deferral Contributions and Matching Contributions, in proportion to the amount of such contributions for the Plan Year. All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any

Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to Section 3.1(c).

                        (d) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Deferral Contributions that are distributed pursuant to subsection (c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Deferral Contribution Account by a fraction, the numerator of which is the amount of Deferral Contributions to be distributed to the Participant and the denominator of which is the balance of the Participant's Deferral Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to the Participant's Deferral Contributions that are distributed pursuant to subsection (c) for the period between the end of the Plan Year and the date of such distribution will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code section 401(k). The earnings and losses of the Trust Fund allocable to the portion of a Participant's Matching Contributions that are distributed pursuant to subsection (c) above will be determined in the manner described in Section 10.7(c).

             10.7       Limitation on Matching Contributions.

                        (a) Average Contribution Percentage Test. Notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage Test for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0. The multiple use of the alternative test contained in clause (ii) of this subsection will be restricted as provided in regulations prescribed by the Secretary of the Treasury.

                        (b)     Reduction of Excess Matching Contributions.
If, for any Plan Year, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection
(a) above, the Contribution Percentage for each such Participant will be reduced (in the order of Contribution Percentages, beginning with the highest of such percentages) until the limitation in subsection (a) is satisfied. In order to reduce a Participant's Contribution Percentage, the Participant's excess Matching Contributions (increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution) will be distributed to the Participant within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

                        (c) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Matching Contributions that are distributed pursuant to Section 10.6 or subsection (b) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Matching Contribution Account by a fraction, the numerator of which is the amount of Matching Contributions to be distributed and the denominator of which is the balance of the Participant's Matching Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to a Participant's Matching Contributions that are distributed pursuant to Section 10.6 or subsection (b) above for the period between the end of the Plan Year and the date of such distribution will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code sections 401(k) and 401(m).

             10.8       Aggregation Rules.

                        (a) Code Section 415. For purposes of the allocation limitations under Code section 415 set forth in this Article, all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan.

                        (b) Code Section 401(k). For purposes of the limitation on Deferral Contributions set forth in this Article, the Average Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Controlled Group Member will be determined as if all such deferral contributions were made under a single arrangement.

                        (c) Code Section 401(m). If this Plan satisfies the requirements of Code section 410(b) only if aggregated with one or more other plans, the Contribution Percentages of all Participants will be determined as if all such plans were a single plan. In addition, the Contribution Percentage of a Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to make voluntary Employee contributions or receive deferral contributions or matching employer contributions allocated to his account under two or more Defined Contribution Plans maintained by the Company or a Controlled Group Member will be determined as if all such contributions were made to a single plan.

                        (d) Family Members. For purposes of determining the Contribution Percentage or the Deferral Percentage of a Participant who is both a Highly Compensated Employee and either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder, the Matching Contributions, Deferral Contributions, and Compensation of such Participant will include the Matching Contributions, Deferral Contributions and Compensation of Family Members, and Family Members will be disregarded in determining the Contribution Percentage or the Deferral Percentage of Participants who are not such Highly Compensated Employees.

                                   ARTICLE 11

                        RESTRICTIONS ON DISTRIBUTIONS TO
                         PARTICIPANTS AND BENEFICIARIES


             11.1 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 6 or Article 7.

             11.2       General Restrictions.

                        (a) Distributions Prior to a Separation from Service. Except for distributions permitted under Article 6 with respect to Participants who attain age 59-1/2 or suffer a hardship, a Participant's interest in the Plan will not be distributed before the Participant's separation from service, disability or death unless: (i) the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)); (ii) a Participating Employer that is a corporation sells all or substantially all of the assets used by the Participating Employer in a trade or business to a person other than a Controlled Group Member and the Participant becomes an employee of the acquiring employer; or (iii) a Participating Employer that is a corporation disposes of its interest in a subsidiary to a person other than an Controlled Group Member but only if the Participant continues employment with the subsidiary. An event will not be treated as described in clause (ii) or (iii) above unless the Participating Employer continues to maintain the Plan after the disposition.

                        (b) Lump Sum Distribution Required. An event described in subparagraph (a) that would otherwise permit distribution of a Participant's interest in the Plan will not be treated as described in subparagraph (a) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4), without regard to clauses
(i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof.

             11.3 Restrictions on Commencement of Distributions. The provisions of this Section will apply to restrict the Committee's ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

             11.4 Restrictions on Delay of Distributions. The following provisions will apply to limit a Participant's ability to delay the distribution of benefits.

                        (a) General Rule. Distribution of a Participant's entire vested and nonforfeitable interest will be made or commence not later than April 1 following the calendar year in which he attains age 70-1/2.

                        (b) Rule for Certain Participants Who Attained Age 70-1/2 Before 1988. Notwithstanding subsection (a), if a Participant attained age 70-1/2 before January 1, 1988 and was not a 5-percent owner (as such term is defined in Code Section 416(i)) at any time during the five-plan-year period ending in the calendar year in which he attained age 70-1/2, then distribution of his entire vested and nonforfeitable interest will be made or commence not later than April 1 following the earlier of (i) the calendar year in which his employment with the Controlled Group terminates or (ii) the calendar year in which he becomes a 5-percent owner.

                        (c) Rule for Participants Who Attained Age 70-1/2 in 1988. If a Participant attained age 70-1/2 during 1988 and had not terminated employment with the Controlled Group as of January 1, 1989, distribution of his entire vested and nonforfeitable interest will be made or commence not later than April 1, 1990.

             11.5 Limitation to Assure Benefits Payable to Beneficiaries are Incidental. In the event that any payments under the Plan are to be made to someone other than the Participant or jointly to the Participant and his spouse or other payee, such payments must conform to the "incidental benefit" rules of Code section 401(a)(9)(G) and Treasury Regulation section 1.401(a)(9)-2.

             11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary's ability to delay distributions. If the Participant dies after distribution of his benefit has begun, the remaining portion of his benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the

Participant's death; but if he dies before distribution of his benefit commences, his entire benefit will be distributed no later than five years after his death, unless an individual who is a designated Beneficiary elects to receive distributions in substantially equal installments over the Beneficiary's life or life expectancy beginning no later than one year after the Participant's death. If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin will not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions will be made as if the spouse had been the Participant. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

             11.7 Compliance with Regulations. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with Treasury Regulations issued under Code section 401(a)(9), including Treasury Regulations thereunder.

             11.8 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

                                   ARTICLE 12

                              TOP-HEAVY PROVISIONS


             12.1 Priority over Other Plan Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

             12.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                        (a) "Defined Benefit Dollar Limitation" means the limitation described in Section 10.2(f).

                        (b) "Defined Benefit Plan" means the Qualified Plan described in Section 10.2(h).

                        (c) "Defined Contribution Dollar Limitation" means the limitation described in Section 10.2(i).

                        (d) "Defined Contribution Plan" means the Qualified Plan described in Section 10.2(k).

                        (e) "Determination Date" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

                        (f) "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

                        (g)     "Includable Compensation" means the
compensation described in Section 10.2(n).

                        (h) "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation (modified as described below) exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code section 318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar

Limitation, (iii) a 5% owner of a Controlled Group Member, or (iv) a 1% owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this subsection, Includable Compensation will include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.

                        (i) "Minimum Allocation" means the allocation described in the first sentence of Section 12.4(a).

                        (j) "Permissive Aggregation Group" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

                        (k) "Present Value" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

                        (l) "Required Aggregation Group" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

                        (m) "Top-Heavy Plan" means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                        (n) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this subsection.

                        (o) "Top-Heavy Valuation Date" means the last day of each Plan Year.

             12.3       Minimum Allocation.

                        (a) Calculation of Minimum Allocation. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Deferral Contributions made on behalf of Participants who are not Key Employees will not be treated as Participating Employer contributions for purposes of the Minimum Allocation. Matching Contributions that are allocated to Participants who are not Key Employees and that are taken into account in determining a Participant's Deferral Percentage or Contribution Percentage will not be treated as Participating Employer contributions for such Plan Year for purposes of the Minimum Allocation. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

                        (b) Limitation on Minimum Allocation. No Minimum Allocation will be provided pursuant to subsection (a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

                        (c) Minimum Allocation When Participant is Covered by Another Qualified Plan. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan, then the provisions of subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

                        (d) Nonforfeitability. The Participant's Minimum Allocation, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

             12.4       Modification of Aggregate Benefit Limit.

                        (a) Modification. Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting "100%" for "125%" in Sections 10.1(b) and (c).

                        (b) Exception. The modification of the aggregate benefit limit described in subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section 12.4(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) the Minimum Allocation requirements of Section 12.4(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or
(iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation multiplied by their Years of Service in which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

             12.5       Minimum Vesting.

                        (a) Required Vesting. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in subsection (b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting schedule set forth in Article 5. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in subsection (b) to the regular schedule set forth in Article 5 will be treated as an amendment subject to Section 14.1(iii). However, this subsection does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Account balances will be determined without regard to this Section.

                        (b)     Minimum Vesting Schedule.

                                         Percentage Vested
               Years of Service          and Nonforfeitable
               ----------------          ------------------
               Less than 2                       0
               2 but less than 3                20
               3 but less than 4                40
               4 but less than 5                60
               5 but less than 6                80
               6 or more                       100

                                   ARTICLE 13

                  ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS


             13.1 Adoption Procedure. Any Controlled Group Member may become a Participating Employer under the Plan provided that (i) the Board approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as a Participating Employer; (ii) the Controlled Group Member adopts the Plan and Trust Agreement together with all amendments then in effect by appropriate resolutions of the board of directors of the Controlled Group Member; and (iii) the Controlled Group Member by appropriate resolutions of its board of directors agrees to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

             13.2 Effect of Adoption by Controlled Group Member. A Controlled Group Member that adopts the Plan pursuant to this Article will be deemed to be a Participating Employer for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Controlled Group Member as a Participating Employer. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

                                   ARTICLE 14

                             AMENDMENT OF THE PLAN


             14.1 Right to Amend the Plan. The Company reserves to the Compensation Committee of the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions (if any) of Article 5) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

             14.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Compensation Committee of the Board. A certified copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Trustee, the Committee and the Company. Upon such action by the Compensation Committee of the Board, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action, except as otherwise set forth in Section 14.1.

             14.3 Effect on Participating Employers. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment to the Plan.

                                   ARTICLE 15

                      TERMINATION, PARTIAL TERMINATION AND
                    COMPLETE DISCONTINUANCE OF CONTRIBUTIONS


             15.1 Continuance of Plan. The Participating Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.

             15.2 Complete Vesting. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Participating Employers, the amounts allocated or to be allocated to the Accounts of all affected Participants will become 100% vested and nonforfeitable without regard to their Years of Service. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated or there is a complete discontinuance of Participating Employer contributions will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Participating Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable without regard to their Years of Service.

             15.3 Disposition of the Trust Fund. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Committee will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund. If the Trust Fund is to be distributed, the Committee will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date.
The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.

             15.4 Withdrawal by A Participating Employer. A Participating Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

                                   ARTICLE 16

                                 MISCELLANEOUS


             16.1         Reversion Prohibited.

                          (a)     General Rule.  Except as provided in
subsections (b), (c) and (d), it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

                          (b)     Disallowed Contributions.  Each contribution
of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer's contribution is disallowed as a deduction under Code section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

                          (c)     Mistaken Contributions.  If a contribution is
made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

                          (d)     Failure to Qualify.  In the event the
Internal Revenue Service determines that the Plan and the Trust Agreement, as amended by amendments acceptable to the Company, initially fail to constitute a qualified plan and establish a tax-exempt trust under the Code, then notwithstanding any other provisions of the Plan or the Trust Agreement, the contributions made by the Participating Employers prior to the date of such determination will be returned to the Participating Employers and the Plan and Trust Agreement will terminate.

             16.2         Bonding, Insurance and Indemnity.

                          (a)     Bonding.  To the extent required under ERISA,
the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

                          (b)     Insurance.  The Participating Employers, in
their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

                          (c)     Indemnity.  If the Participating Employers do
not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b), or if such insurance is provided but any of the parties referred to in subsection (b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

             16.3 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

             16.4 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply to a "qualified domestic relations order". A "qualified domestic relations order" means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p).

             16.5 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

             16.6 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

             16.7 GOVERNING LAW. THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

             Executed: this 15th day of September, 1989.

                                        A. H. BELO CORPORATION

                                        BY /S/  ROBERT W. DECHERD

                                        BY
                                           ---------------------

                                   APPENDIX A

                            PARTICIPATING EMPLOYERS



                             A. H. Belo Corporation

                   Dallas-Ft. Worth Suburban Newspapers, Inc.

                     Great Western Broadcasting Corporation

                          Gulf Television Corporation

                                   KOTV, Inc.

                        The Dallas Morning News Company

                             WFAA Television, Inc.

                             WVEC Television, Inc.